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                                                                  EXHIBIT 10-b-4
                                                                  --------------

                      ROCKWELL INTERNATIONAL CORPORATION
                   1979 STOCK OPTION PLAN FOR KEY EMPLOYEES
                     STOCK APPRECIATION RIGHTS AGREEMENT



To:

        On April 4, 1979, you were granted an option to purchase _____ shares of common stock of the Corporation at the price of _______ per share under the 1979 Stock Option Plan for Key Employees (the "Plan"). You thereafter executed a Stock Option Agreement respecting such option.

        We are pleased to notify you that, in accordance with a determination of the Stock Option Committee, stock appreciation rights covering all of the shares subject to such option have this day been granted to you.

        The stock appreciation rights have been granted, and may be exercised, upon the terms and conditions set forth below.

        1.      Acceptance by Employee
                ----------------------

                Please sign the enclosed copy of this Stock Appreciation Rights Agreement (the "Agreement") at the place indicated and return it to the Secretary of the Corporation. This Agreement will be of no effect if such copy is not received by the Secretary WITHIN THIRTY DAYS OF THE DATE HEREOF, unless the Corporation (in its sole discretion) elects in writing to extend such period.

        2.      Exercise of Stock Appreciation Rights
                -------------------------------------

                Subject to the provisions of the Plan, the stock appreciation rights may be exercised by you in whole or in part (or, in the event of your death, by your estate or by any person who acquires the related option by bequest or inheritance or by reason of your death) during the term beginning on the earlier of six months from the date hereof or the date of your death or disability, but in no event prior to April 4, 1980, and ending nine years from April 4, 1980, provided that: (a) in the event of your death or termination of employment, the stock appreciation


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                rights may be exercised only in accordance with the provisions of the Plan applying to the exercise of an option in the event of death or termination of employment (Section 7), and in no event may be exercised after the expiration of nine years from April 4, 1980, and (b) the stock appreciation rights may be exercised by you only during the periods beginning on the third business day and ending on the twelfth business day following the dates of public release of the Corporation's quarterly or annual statements of sales and earnings. If stock appreciation rights are exercised in whole or in part, the related option or part thereof shall be surrendered and thereafter shall not be exercisable.

        3.      Notice of Exercise of Stock
                Appreciation Rights
                ---------------------------

                The exercise in whole or in part of stock appreciation rights under this Agreement shall be effective only upon receipt by the Secretary of written notice specifying the number of rights being exercised, which notice shall also serve as a surrender of the related option or part thereof. As soon as practicable following the Secretary's receipt of the written notice, you will receive payment equal to the excess of the fair market value (as defined in the Plan), on the date of such exercise, of the shares covered by the related option or part thereof over the option price of such shares. One half of the amount of such payment shall be in cash, and one half of the amount of such payment shall consist of shares of the Corporation's common stock valued at fair market value on the date of exercise, provided however that cash shall be paid with respect to any fractional interest in a share.

        4.      Transferability
                ---------------

                The stock appreciation rights are not transferable by you otherwise than by will or by the laws of descent and distribution, and are exercisable, during your lifetime, only by you.

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        5.      Subject to Stock Option Plan
                ----------------------------

                The stock appreciation rights shall be subject in all respects to the provisions of the Plan as it may be amended.

        6.      Withholding
                -----------

                The Corporation shall have the right, in connection with the exercise of the stock appreciation rights in whole or in part, to deduct from any payment to be made by the Corporation under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require the employee or other person effecting such exercise to pay to it an amount sufficient to provide for any such taxes so required to be withheld.

        7.      Applicable Laws and Regulations
                -------------------------------

                This Stock Appreciation Rights Agreement and the Corporation's obligation to issue shares and pay cash hereunder are subject to applicable laws and regulations.

        Upon the exercise of a stock appreciation right, you will receive a payment from the Corporation in cash and shares of common stock. The Corporation has been advised by counsel that the total amount of this payment, i.e., the amount of cash and the fair market value of the common stock received, is regarded as personal service income, subject to withholding and other employment tax considerations, and eligible for the special "50% maximum rate."

        Due to the complexity of the Federal income tax laws, and the differing personal circumstances of each optionee, the Corporation urges you to seek assistance from your personal tax advisor.



                                        ROCKWELL INTERNATIONAL CORPORATION



                                        By ___________________________________

Dated:

Agreed to this ______ day
of ________________, 198_



_________________________
   Employee Signature




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